                     [GRAPHIC OF FRITO-LAY HQ. MAP]

FROM DFW AIRPORT:

Approximately 15 miles
Exit Airport to the north following directions to S.H.121
Curve to right onto S.H.121
Follow S.H.121 beyond Lewisville and The Colony to Legacy Drive
Turn right at signal onto Legacy Drive
Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles
Off 635 (LBJ Freeway),exit Dallas North Tollway going north
Follow Tollway approximately 13 miles
Turn left at signal onto Legacy Drive
Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles
Follow Dallas North Tollway to Legacy Drive
Turn left and follow Legacy Drive approximately 1 mile
Turn left into Frito-Lay near flags

--------------------------------------------------------------------------------

                                  PEPSICO,INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                   MAY 1,2001

        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

      The undersigned hereby appoints Roger A.Enrico and Robert F.Sharpe,Jr.,and each of them,proxies for the undersigned,with full power of substitution,to vote all shares of PepsiCo,Inc.Capital Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of PepsiCo,Inc.,in Plano,Texas, on Tuesday,May 1,2001 at 2:00 P.M.,or at any adjournment thereof,upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

      PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM.IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE;NO BOXES NEED TO BE CHECKED.


(Continued and to be signed on other side)




                                             PEPSICO, INC.
                                             P.O. BOX 11001
                                             NEW YORK, N.Y. 10203-0001

                                    TELEPHONE
                                  800-648-1876

Use any touch-tone telephone to vote your proxy.Have your proxy card in hand when you call.You will be prompted to enter your control number,located in the box below,and then follow the simple directions.


                                    INTERNET
                       http://proxy.shareholder.com/spep

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.You will be prompted to enter your control number, located in the box below,to create an electronic ballot.


                                      MAIL

Mark,sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked,signed and returned the proxy card.

-------------------------------------------------------------------------------
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.
-------------------------------------------------------------------------------


                                 March 22,2001

                       YOUR PROXY CARD IS ATTACHED BELOW.

                   PLEASE READ THE ENCLOSED PROXY STATEMENT,
                     THEN VOTE AND RETURN THE CARD AT YOUR
                             EARLIEST CONVENIENCE.


                         -------------------------------
                               CONTROL NUMBER FOR
                          TELEPHONE OR INTERNET VOTING
                         -------------------------------


               CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT
                                  800-648-1876


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


================================================================================
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3
--------------------------------------------------------------------------------

1. Approve the Agreement and Plan of Merger, as amended, among PepsiCo, Inc., BeverageCo, Inc. and The Quaker Oats Company, and the merger contemplated by that Agreement.

      FOR     [ ]               AGAINST      [ ]            ABSTAIN [ ]

2. Approve an amendment to PepsiCo's articles of incorporation to authorize convertible preferred stock to be issued in connection with the merger and to change the designation of PepsiCo "capital stock" to PepsiCo "common stock."

      FOR     [ ]               AGAINST      [ ]            ABSTAIN [ ]

3. Approve the issuance of shares of PepsiCo common stock and PepsiCo convertible preferred stock in connection with the merger.

      FOR     [ ]               AGAINST      [ ]            ABSTAIN [ ]

================================================================================

WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTEED BY THIS PROXY WILL BE VOTED FOR ITEMS NO. 1, 2 AND 3.

CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE  [ ]

I PLAN TO ATTEND MEETING.
If you check this box to the right an        [ ]
admission card will be sent to you.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE PEPSICO NOTICE OF MEETING AND PROXY STATEMENT.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.


                                             Dated:                    , 2001
                                                   --------------------

                                             ---------------------------------
                                                        Signature

                                             ---------------------------------
                                                        Signature

(PLEASE SIGN, DATE AND RETURN THIS PROXY
CARD IN THE ENCLOSE ENVELOPE.)

                                             VOTES MUST BE INDICATED
                                             (X) IN BLACK OR BLUE INK. [x]


--------------------------------------------------------------------------------